UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2026

Date of Report (Date of earliest event reported)

Plutonian Acquisition Corp II
(Exact name of Registrant as specified in its charter)

Cayman Islands	0-43249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1216 Broadway New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 886-8892

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and right	PLUNU	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	PLUN	The New York Stock Exchange
Rights, with each right entitling the holder to receive one-fourth of one Class A ordinary share upon completion of an initial business combination	PLUNR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on April 29, 2026, Plutonian Acquisition Corp II (the “Company”) consummated its initial public offering (“IPO”), which consisted of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value (“Class A Ordinary Share”), and one right of the Company (each, a “Right”), with each Right entitling the holder to receive one-fourth (1/4) of a Class A Ordinary Share upon consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

As previously disclosed, simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 210,000 units (the “Private Units”) to Plutonian Capital II LLC, at a price of $10.00 per Private Unit, generating total proceeds of $2,100,000. Each Private Unit consists of one Class A Ordinary Share and one Right, with each Right entitling the holder thereof to receive one-fourth (1/4) of one Class A Ordinary Share upon consummation of an initial business combination.

An audited balance sheet reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUTONIAN ACQUISITION CORP II

Dated: May 5, 2026	By:	/s/ Wei Kwang Ng
	Name:	Wei Kwang Ng

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